UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2012

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (408) 345-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

Starting with the third quarter of fiscal 2012, Agilent Technologies, Inc. (“Agilent”) will report results in four separate business segments comprised of the electronic measurement segment, the life sciences segment, the chemical analysis segment, and the diagnostics and genomics segment.  This Form 8-K provides information on this change in segment reporting and a summary of the effects of this change on Agilent’s historical segment results.  The change in segment reporting will be reflected retrospectively, but in no way revises or restates the GAAP Consolidated Statements of Earnings, Consolidated Balance Sheets, Consolidated Statements of Shareholders’ Equity or Consolidated Statements of Cash Flows for the Company and consolidated subsidiaries for any period. The summary historical segment results do not include the historical results from the business of Dako A/S (“Dako”). Dako was acquired by a subsidiary of Agilent on June 21, 2012, and Agilent will file the historical and pro forma financial information relating to this acquisition required by Item 9.01(a) and (b) of Form 8-K by September 6, 2012.

The diagnostics and genomics segment is formed from a portion of the pre-existing life sciences segment plus the business of the recent acquisition of Dako.  The new operating segment was determined primarily based on how Agilent’s chief operating decision maker views and evaluates its operations.  Operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance.  Other factors, including technology and delivery channels, customer-specific solutions and specialized manufacturing, were considered in determining the formation of this new operating segment.

The diagnostics and genomics segment is primarily composed of two businesses, the genomics portion and Dako. The business of the genomics portion provides product platforms that include reagents, instruments, software and consumables that enable customers in the clinical and life sciences research areas to interrogate samples at the molecular level.  Applications addressed by this portfolio include DNA mutation detection, genotyping, gene copy number determination, identification of gene rearrangements, DNA methylation profiling, gene expression profiling, as well as automated gel electrophoresis-based sample analysis systems.  The business of Dako provides antibodies, reagents, scientific instruments and software primarily for use in anatomic pathology laboratories worldwide.  Dako also collaborates with a number of major pharmaceutical companies to develop new potential pharmacodiagnostics, also called companion diagnostics, which may be used to identify patients most likely to benefit from a specific targeted therapy.

The life sciences segment provides application-focused solutions that include instruments, software, consumables, and services that enable customers to identify, quantify and analyze the physical and biological properties of substances and products. Key product categories in life sciences include: liquid chromatography systems, columns and components; liquid chromatography mass spectrometry systems; laboratory software and informatics systems; laboratory automation and robotic systems, dissolution testing; Nuclear Magnetic Resonance and Magnetic Resonance Imaging systems along with X-Ray crystallography, and services and support for the aforementioned products.

These changes were effective in the third fiscal quarter of 2012. The life sciences segment and the diagnostics and genomics segment financial information, beginning in the third fiscal quarter of 2012, will reflect this change. This change will be reflected on a retrospective basis, with prior years and quarters also adjusted to reflect the change in segments. Agilent is issuing this Form 8-K in order to provide investors with summary financial information and historical data that is on a basis consistent with its new reporting structure.  Exhibit 99.1 provides quarterly financial summary information by reportable segment for the fiscal years ended October 31, 2009, 2010, and 2011, and the first two fiscal quarters for the fiscal year ending October 31, 2012.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

The following is filed as an exhibit to this report:

Exhibit No.	Description
99.1	Quarterly Segment Financial Summary Information — Fiscal Years Ended October 31, 2009, 2010, 2011, and 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Stephen D. Williams
	Name:	Stephen D. Williams
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: August 3, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Quarterly Segment Financial Summary Information — Fiscal Years Ended October 31, 2009, 2010, 2011, and 2012.